UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5300 West Cypress Street, Suite 100, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Senior Notes due 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-185228

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Homeowners Choice, Inc.’s (the “Registrant”) 8.00% Senior Notes due 2020 (the “Senior Notes”). For a description of the Senior Notes, see the material set forth in the section captioned “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (File No. 333-185228) filed with the Commission on December 3, 2012 (such registration statement, as amended, including all documents incorporated therein by reference, being hereinafter referred to as the “Registration Statement”) and the materials set forth in the section captioned “Description of the Notes” in the Prospectus Supplement of the Registrant dated January 10, 2013 and filed with the Commission on January 11, 2013 pursuant to Rule 424(b) under the Securities Act of 1933 which supplements the Prospectus contained in the Registration Statement, which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of January 17, 2013, between Homeowners Choice, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-185228) filed on December 10, 2012 and incorporated herein by reference).

4.2	Supplement No. 1, dated as of January 17, 2013, to the Indenture, dated as of January 17, 2013, between Homeowners Choice, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.2 to the Form 8-K filed on January 17, 2013 and incorporated herein by reference).

4.3	Form of 8.00% Senior Note due 2020 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Homeowners Choice, Inc.

Date: January 28, 2013	By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)